Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
THIRD QUARTER 2009 RESULTS

Wakefield, MA—November 3, 2009—Franklin Street Properties Corp. (the “Company” or “FSP”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $17.5 million or $0.25 per share for the third quarter ended September 30, 2009, which was sequentially flat compared to the second quarter of 2009. The Company also announced Net Income of $6.9 million and Earnings Per Share (EPS) of $0.10 for the third quarter ended September 30, 2009.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2009	2008	Increase (Decrease)	2009	2008	Increase (Decrease)

Net Income	$6,941	$7,419	$(478)	$19,614	$25,340	$(5,726)

FFO	$17,537	$17,085	$452	$52,284	$53,005	$(721)
GOS	-	-	-	-	-	-
FFO+GOS	$17,537	$17,085	$452	$52,284	$53,005	$(721)
Per Share Data:
EPS	$0.10	$0.11	$(0.01)	$0.28	$0.36	$(0.08)
FFO	$0.25	$0.24	$0.01	$0.74	$0.75	$(0.01)
GOS	$-	$-	$-	$-	$-	$-
FFO+GOS	$0.25	$0.24	$0.01	$0.74	$0.75	$(0.01)

Weighted average
shares (diluted)	71,281	70,481	800	70,750	70,481	269

Comparing results for the third quarter of 2009 to 2008, Net Income and EPS decreased $0.5 million or $0.01 per share; and FFO and FFO+GOS each increased $0.5 million or $0.01 per share. The increase in FFO was primarily from an increase in real estate FFO of $0.8 million and a decrease in investment banking FFO of $0.4 million. The decrease from investment banking was caused by lower sales of securities by our investment bank, which were $4.8 million in the third quarter of 2008 as compared to no sales of securities by our investment bank for the third quarter of 2009. Revenue from our investment bank is primarily based on the value of securities sales. The increase in real estate FFO was primarily from contributions from two acquisitions made in December 2008 and two in June 2009. There was no GOS in either the third quarter of 2009 or 2008.

Comparing results for the first nine months of 2009 to 2008, Net Income and EPS decreased $5.7 million or $0.08 per share; and FFO and FFO+GOS each decreased $0.7 million or $0.01 per share. The decrease in FFO was primarily from a decrease in investment banking FFO of $4.4 million and was partially offset by an increase in real estate FFO of $3.7 million. The decrease from investment banking was caused by lower sales of securities by our investment bank, which decreased $56.8 million to $550,000 for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008. Revenue from our investment bank is primarily based on the value of securities sales. The increase in real estate FFO was primarily from contributions from two acquisitions made in December 2008 and two in June 2009. There was no GOS in either the first nine months of 2009 or 2008.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2009, FSP’s profits as represented by FFO + GOS totaled approximately $17.5 million or $0.25 per share, sequentially flat compared to the second quarter of 2009. Dividend distributions declared for the third quarter of 2009, which are payable on November 20, 2009, will be approximately $15.1 million or $0.19 per share.

Significant portions of our real estate investment business, specifically property sales and investment banking, are transactional. Similar to both the first and second quarters of 2009, neither of these business segments made a positive contribution to third quarter results. Substantially all profits for the quarter were produced by our ongoing/recurring real estate operations.

Although FSP has certain properties in its portfolio that we would contemplate selling, it is unlikely that near-term market conditions will favor further dispositions. Improvement in both liquidity and pricing is needed to help revitalize the property sales environment, and likely will be linked to a meaningful resumption of an active and stable mortgage-lending market for commercial real estate. However, when we believe that the right part of the real estate cycle has returned, you can expect to see FSP again complete property dispositions, thereby closing the loop on our total return strategy.

During the third quarter of 2009, our investment banking group completed no investor capital closings and consequently operated at a loss for the quarter which totaled approximately $0.6 million, or about $.01 per share. Significantly, during the last two weeks of the third quarter, our investment banking group began its first new private placement real estate offering of 2009. Opportunistic property acquisition prospects for this business segment are now beginning to become more visible. In addition, a growing interest from our established investor clients to move some portion of their capital from the sidelines to specific property investment situations is occurring. Early analysis of this new private placement real estate offering would suggest a moderate recommencement of this transactional business segment. The potential for meaningful profit contribution in 2010 and beyond from our investment banking group looks promising but remains subject to broader capital market economic activity.

While profits continued to suffer in the third quarter of 2009 from our transactional businesses, our real estate portfolio of 32 properties maintained an overall 90% occupancy and provided steady rental income. FFO for the third quarter of 2009 was $0.25 per share, all of which came from ongoing real estate operations net of the cost of maintaining our investment banking capability.

On September 30, 2009, FSP purchased an office property located in Falls Church, Virginia for a price of $73,000,000. The property was our third direct portfolio acquisition this year. In total the three properties acquired to date in 2009 have added approximately 517,109 square feet for a total investment of approximately $124,600,000. Property acquisition efforts are active, and we would expect to acquire additional property in 2009.

It is FSP’s objective to grow our property portfolio and rental income business during this period of liquidity-constrained capital markets. In addition to using our balance sheet strength to help finance and fund new acquisitions, raising equity by issuing additional shares of our common stock for sale to the broader public markets will also be considered as a part of our capital funding/property acquisition/growth strategy. The timing and execution of such capital events will be subject to, among other things, the size and amount of our specific property acquisition opportunities and the acceptance of our shares by the public capital markets. An initial execution of this component of our growth funding plan was completed on September 23, 2009 with our first-ever underwritten public offering of 9.2 million shares of our common stock at a price to the public of $13 per share. The offering resulted in net proceeds to the Company of approximately $114.7 million net of underwriter’s discounts and offering costs. A portion of those proceeds was used to complete the Falls Church, Virginia, property acquisition on September 30. We continue to be very optimistic about FSP’s position in the current commercial real estate investment market and the opportunities that are presenting themselves to acquire commercial properties at better pricing and value metrics than we have seen in the last several years.”

Dividend Announcement

On October 16, 2009, the Board of Directors of the Company declared a cash distribution of $0.19 per share of common stock payable on November 20, 2009 to stockholders of record on October 30, 2009.

Real Estate Update

On September 30, 2009 we acquired an office property in Falls Church, Virginia for approximately $73 million. Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 32 properties and for three non-consolidated REITs that we have interests in as of September 30, 2009. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation. We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net income	$6,941	$7,419	$19,614	$25,340
(Gain) Loss on sale of properties	-	-	-	-
GAAP (income) loss from non-consolidated REITs	(475)	(679)	(1,710)	(2,167)
Distributions from non-consolidated REITs	1,119	1,561	4,257	3,838
Acquisition costs of new properties	391	-	639	-
Depreciation of real estate & intangible amortization	9,561	8,784	29,484	25,994
Funds From Operations (FFO)	17,537	17,085	52,284	53,005
Plus gains on sales of properties	-	-	-	-
FFO+GOS	$17,537	$17,085	$52,284	$53,005

Per Share Data
EPS	$0.10	$0.11	$0.28	$0.36
FFO	$0.25	$0.24	$0.74	$0.75
GOS	$-	$-	$-	$-
FFO+GOS	$0.25	$0.24	$0.74	$0.75

Weighted average shares (basic and diluted)	71,281	70,481	70,750	70,481

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for November 4, 2009 at 10:00 a.m. (ET) to discuss the third quarter 2009 results. The toll free number is 1-866-700-7101, passcode 33138194. Internationally, the call may be accessed by dialing 1-617-213-8837, passcode 33138194. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2008), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary Information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2009	2008	2009	2008

Revenue:
Rental	$31,702	$27,927	$90,774	$82,283
Related party revenue:
Syndication fees	-	304	39	3,766
Transaction fees	1	300	543	3,606
Management fees and interest income from loans	370	380	1,232	1,364
Other	19	13	55	52
Total revenue	32,092	28,924	92,643	91,071

Expenses:
Real estate operating expenses	7,752	7,159	22,176	20,973
Real estate taxes and insurance	5,364	4,590	14,879	13,375
Depreciation and amortization	8,801	7,666	26,940	22,616
Selling, general and administrative	2,243	1,927	6,378	6,557
Commissions	8	208	178	2,020
Interest	1,744	1,108	4,920	3,351

Total expenses	25,912	22,658	75,471	68,892

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	6,180	6,266	17,172	22,179
Interest income	16	177	88	657
Equity in earnings of non-consolidated REITs	475	679	1,710	2,167

Income before taxes	6,671	7,122	18,970	25,003
Income tax benefit	(270)	(297)	(644)	(337)

Net income	$6,941	$7,419	$19,614	$25,340

Weighted average number of shares outstanding,
basic and diluted	71,281	70,481	70,750	70,481

Net income per share, basic and diluted	$0.10	$0.11	$0.28	$0.36

Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and par value amounts)	September 30,	December 31,
	2009	2008
Assets:
Real estate assets, net	$926,555	$844,058
Acquired real estate leases, less accumulated amortization
of $35,106 and $29,200, respectively	48,003	28,518
Investment in non-consolidated REITs	93,936	83,046
Assets held for syndication, net	-	13,254
Cash and cash equivalents	26,385	29,244
Restricted cash	331	336
Tenant rent receivables, less allowance for doubtful accounts
of $620 and $509, respectively	1,400	1,329
Straight-line rent receivable, less allowance for doubtful accounts
of $100 and $261, respectively	9,724	8,816
Prepaid expenses	3,430	2,206
Related party mortgage loan receivable	23,264	1,125
Other assets	1,452	2,406
Office computers and furniture, net of accumulated depreciation
of $1,194 and $1,108, respectively	408	281
Deferred leasing commissions, net of accumulated amortization
of $4,820, and $3,416, respectively	10,887	10,814
Total assets	$1,145,775	$1,025,433

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$91,008	$67,468
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	25,351	22,297
Accrued compensation	750	1,654
Tenant security deposits	1,757	1,874
Other liabilities: derivative termination value	2,269	3,099
Acquired unfavorable real estate leases, less accumulated amortization
of $2,440, and $1,779, respectively	5,661	5,044
Total liabilities	201,796	176,436

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 79,680,705 and 70,480,705 shares issued and outstanding, respectively	8	7
Additional paid-in capital	1,003,729	889,019
Accumulated other comprehensive loss	(2,269)	(3,099)
Accumulated distributions in excess of accumulated earnings	(57,489)	(36,930)
Total stockholders’ equity	943,979	848,997
Total liabilities and stockholders’ equity	$1,145,775	$1,025,433

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2009	2008
Cash flows from operating activities:
Net income	$19,614	$25,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	27,141	22,649
Amortization of above market lease	2,544	3,376
Equity in earnings of non-consolidated REITs	(1,710)	(2,167)
Distributions from non-consolidated REITs	4,257	3,838
Increase in bad debt reserve	111	79
Changes in operating assets and liabilities:
Restricted cash	5	-
Tenant rent receivables, net	(182)	219
Straight-line rents, net	(849)	(854)
Prepaid expenses and other assets, net	(472)	(1,474)
Accounts payable, accrued expenses	4,294	3,863
Accrued compensation	(904)	88
Tenant security deposits	(117)	(51)
Payment of deferred leasing commissions	(2,202)	(2,434)
Net cash provided by operating activities	51,530	52,472
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture, capitalized merger costs and acquired real estate leases	(130,819)	(39,282)
Investment in non-consolidated REITs	(13,200)	(10)
Investment in related party mortgage loan receivable	(22,139)	(1,125)
Investment in assets held for syndication	13,017	12,235
Net cash used in investing activities	(153,141)	(28,182)
Cash flows from financing activities:
Distributions to stockholders	(40,173)	(57,089)
Equity offering	115,385	-
Borrowings under bank note payable	23,540	20,368
Deferred financing costs	-	(30)
Net cash provided by (used in) financing activities	98,752	(36,751)
Net decrease in cash and cash equivalents	(2,859)	(12,461)
Cash and cash equivalents, beginning of period	29,244	46,988
Cash and cash equivalents, end of period	$26,385	$34,527

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2009	488,456	8.2%
2010	761,351	12.8%
2011	384,237	6.5%
2012	647,178	10.9%
2013	349,015	5.9%
2014	584,389	9.8%
Thereafter (2)	2,719,998	45.9%
	5,934,624	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 468,000 square feet of current vacancies.

(In Thousands)	As of September 30, 2009
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$ 229,853	24.8%	1,489	25.1%
Virginia	5	161,198	17.4%	933	15.7%
Colorado	4	128,819	13.9%	792	13.3%
Georgia	1	76,152	8.2%	387	6.5%
Missouri	3	73,009	7.9%	477	8.0%
Maryland	2	61,888	6.7%	424	7.1%
Florida	1	48,389	5.2%	213	3.6%
Indiana	1	36,725	4.0%	205	3.5%
Illinois	1	30,424	3.3%	177	3.0%
California	2	21,520	2.3%	182	3.1%
Michigan	1	14,884	1.6%	215	3.6%
Washington	1	14,864	1.6%	117	2.0%
Minnesota	1	14,657	1.6%	153	2.6%
North Carolina	2	14,172	1.5%	172	2.9%
	32	$ 926,555	100.0%	5,935	100.0%

Property by type:
(dollars & square feet	As of September 30, 2009
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	31	$ 921,499	99.5%	5,836	98.3%
Industrial	1	5,056	0.5%	99	1.7%
	32	$ 926,555	100.0%	5,935	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Nine Months Ended
(in thousands)	30-Sep-09	30-Sep-08

Tenant improvements	$3,217	$4,564
Deferred leasing costs	2,202	2,434
Building improvements	846	1,310
	$6,265	$8,308

Square foot & leased percentages	September 30,	December 31,
	2009	2008

Owned portfolio of commercial real estate
Number of properties	32	29
Square feet	5,934,624	5,417,515
Leased percentage	90%	93%

Investments in non-consolidated commercial real estate
Number of properties	3	2
Square feet	1,995,041	1,461,224
Leased percentage	78%	80%

Single Asset REITs (SARs) managed
Number of properties	9	10
Square feet*	2,155,201	2,684,561
Leased percentage*	90%	92%

Total owned, investments & managed properties
Number of properties*	44	41
Square feet*	10,084,866	9,563,300
Leased percentage*	88%	93%

*Excludes a property to be constructed with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased
Single Asset REIT name	City	State	Feet	30-Sep-09
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,081	75.28%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	88.64%
FSP Phoenix Tower Corp.	Houston	TX	618,507	73.95%
			1,995,041	78.43%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Prior 4 Quarter Information
(Unaudited)

(in 000's)
	Q2	Q1	Q4	Q3
Revenue:	2009	2009	2008	2008
Rental	$29,254	$29,818	$28,915	$27,927
Related party revenue:
Syndication fees	29	10	-	304
Transaction fees	514	28	35	300
Management fees and
interest income from loans	317	545	375	380
Other	18	18	20	13
Total revenue	30,132	30,419	29,345	28,924

Expenses:
Real estate operating expenses	7,144	7,280	8,026	7,159
Real estate taxes and insurance	4,686	4,829	4,366	4,590
Depreciation and amortization	10,225	7,914	7,744	7,666
Selling, general and administrative	2,127	2,008	1,711	1,927
Commissions	40	130	131	208
Interest	1,599	1,577	1,570	1,108
Total expenses	25,821	23,738	23,548	22,658

Income before interest income, equity
in earnings in non-consolidated REITs	4,311	6,681	5,797	6,266
Interest income	36	36	89	177
Equity in earnings in non-consolidated REITs	443	792	580	679

Income before taxes on income	4,790	7,509	6,466	7,123
Taxes on income	(75)	(299)	(153)	(297)

Income from continuing operations	4,865	7,808	6,619	7,419
Income from discontinued operations	-	-	-	-

Income before gain on sale of properties	4,865	7,808	6,619	7,419
Gain on sale of assets	-	-	-	-
Net income	$4,865	$7,808	$6,619	$7,419

FFO and FFO+GOS calculations:

Net income	$4,865	$7,808	$6,619	$7,419
(Gain) Loss on sale of assets	-	-	-	-
GAAP income from non-consolidated REITs	(443)	(792)	(580)	(679)
Distributions from non-consolidated REITs	1,523	1,615	1,510	1,561
Acquisition costs	248	-	-	-
Depreciation & amortization	11,216	8,707	8,650	8,784
Funds From Operations (FFO)	17,409	17,338	16,199	17,085
Plus gains on sales of assets	-	-	-	-
FFO+GOS	$17,409	$17,338	$16,199	$17,085

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
As of September 30, 2009
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	Capital One Services, Inc. (1)	297,789	61	5.0%
2	Noblis, Inc.	252,613	54	4.2%
3	Citgo Petroleum Corporation	248,399	29	4.2%
4	Tektronix Texas, LLC	241,372	73	4.0%
5	Burger King Corporation	212,619	58	3.6%
6	New Era of Networks, Inc. (Sybase)	199,077	73	3.4%
7	RGA Reinsurance Company	185,501	63	3.1%
8	Citigroup Credit Services, Inc (2)	176,848	61	3.0%
9	CH Robinson Worldwide, Inc.	153,028	47	2.6%
10	Geisecke & Devrient	135,888	73	2.3%
11	Murphy Exploration & Production Company	133,786	13	2.2%
12	CACI Technologies, Inc.	132,896	73	2.2%
13	Monsanto Company	127,778	28	2.2%
14	Northrop Grumman Information Technology, Inc.	111,469	73	1.9%
15	Maines Paper & Food Service, Inc.	98,745	51	1.7%
16	Amdocs, Inc.	91,928	73	1.6%
17	County of Santa Clara	90,467	81	1.5%
18	Ober Kaler Grimes & Shriver	88,736	91	1.5%
19	Technip-Coflexip USA Holdings, Inc	86,059	13	1.4%
20	Vail Holding Corp d/b/a Vail Resorts	83,620	79	1.4%
	Total	3,148,618		53.0%

(1)	The lease with Capital One Services, Inc. expired on October 31, 2009.
(2)	The lease with Citicorp Credit Services, Inc. is guaranteed by Citigroup.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the condensed consolidated financial statements.